UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
During the fourth quarter of 2016, the company modified its presentation of the components of revenue to reflect management’s revised reporting structure of its product lines. In association with the change, the revenues of QuickVue® and Sofia® businesses will be reported within the company’s Immunoassay category, and the revenues of Solana®, AmpliVue® and Lyra® products will be reported in the company’s Molecular category. Quidel's Thyretain® and Diagnostic Hybrids, or DHI, revenues will be reported in the company's Virology revenue, and the Specialty Products Group, or SPG, businesses will be reported in the company's Specialty Products revenue.

As a result of the above noted changes to the presentation of the components of revenue, on January 23, 2017, the company posted on its website schedules providing a recast of quarterly revenues. These schedules recast the components of quarterly revenue for the periods ended March 31, 2014 through September 30, 2016 and for the fiscal years ended December 31, 2014 and 2015. This information will be presented in future filings on the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for applicable comparable periods. The information in this Current Report is being furnished, not filed, under Item 8.01 in this Current Report on Form 8-K.

The company issued a press release announcing its changes to revenue reporting categories on January 23, 2017. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release, dated January 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017

QUIDEL CORPORATION

By:	/s/ Randall Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer